Exhibit 5.1

O. 702.949.8200 3993 Howard Hughes Parkway Suite 600 Las Vegas, NV 89169 lewisroca.com

August 31, 2021

Riot Blockchain, Inc. Attn: Jeffrey G. McGonegal 202 6th Street, Suite 401 Castle Rock, CO 80140

RE: Riot Blockchain, Inc.; Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Riot Blockchain, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to the Registration Statement on Form S-3 (the “Registration Statement”), of: (i) pursuant to the base prospectus filed with and forming a part of the Registration Statement (the “Base Prospectus”), an indeterminate number of: (a) shares of Company common stock without par value (the “Common Stock”), (b) shares of Company preferred stock without par value (the “Preferred Stock”), (c) warrants to purchase Common Stock and/or Preferred Stock (the “Warrants”), (d) Debt Securities of Company, and (e) the units of any of the foregoing (the “Units” and together with the Common Stock, the Preferred Stock and Warrants, the “Securities”); and (ii) pursuant to the Sales Agreement Prospectus filed with and forming a part of the Registration Statement, (the “Sales Agreement Prospectus” and, together with the Base Prospectus, the “Prospectus”), of an indeterminate number of shares of the Common Stock having an aggregate initial offering price of up to $600,000,000 (the “Placement Shares”) to be offered and sold through or to the Company’s sales agents identified in the Sales Agreement Prospectus, Cantor Fitzgerald & Co., B. Riley FBR, Inc., BTIG, LLC, Compass Point Research & Trading, LLC and Roth Capital Partners, LLC (the “Agents” and each, an “Agent”) from time to time at prevailing prices on an “At-the-Market” basis (the “Offering”) according to the terms of that certain Controlled Equity OfferingSM Sales Agreement, dated effective as of August 31, 2021, by and between the Company and the Agents (the “Sales Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel, we have examined the Sales Agreement, the Registration Statement, and the Prospectus and such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon corporate records, certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Corporation Law of the State of Nevada, Nevada Revised Statutes Chapter 78 (“Nevada Corporation Law”), and we express no opinion with respect to any other laws, including any federal securities law, or any state securities or “blue sky” laws or regulations.

Riot Blockchain, Inc.

August 31, 2021

In rendering the opinion as set forth below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy, and completeness of the factual statements contained in all of such documents; (f) the legal, valid, and binding effect of all such documents on the parties thereto; (g) that the Company will act in accordance with its representations and warranties as set forth in the documents; (h) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement; (i) each person executing relevant documents (other than persons executing documents on behalf of Company) has the legal capacity and authority to do so; and (j) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and no stop order suspending its effectiveness will have been issued and remain in effect.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada.  The Company has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted (as described in the Registration Statement and the Prospectus).

2.    The issuance and sale of the Placement Shares has been duly and validly authorized by all necessary corporate action of the Company.

3.    The registration by the Company of the Common Stock, Preferred Stock, Warrants, Debt Securities and Units identified under the Base Prospectus has been duly and validly authorized by all necessary corporate action of the Company.

4.     When certain conditions are fully satisfied, those conditions being:

a.     with respect to the issuance of the Placement Shares under the Sales Agreement Prospectus, the Placement Shares have been issued and delivered by the Company against payment of the authorized consideration therefor,

b.     the issuance of the Common Stock has been duly authorized by appropriate corporate action and, as applicable, certificates evidencing such shares of Common Stock have been duly executed and delivered against payment of the authorized consideration therefor,

c.     the issuance of any series of Preferred Stock has been duly authorized by appropriate corporate action, the amendment to Company’s articles of incorporation has been filed in the State of Nevada and certificates evidencing such shares of Preferred Stock have been duly executed and delivered against payment of the authorized consideration therefor,

Riot Blockchain, Inc.

August 31, 2021

d.     the issuance of the Warrants and approval of the final terms thereof, including any related warrant agreement and warrant certificates under which the Warrants are to be delivered, have been duly authorized by appropriate corporate action, and the Warrants and any related warrant agreement and warrant certificates have been duly executed and delivered against payment of the authorized consideration therefor,

e.     the issuance of the Debt Securities and approval of the final terms thereof, including any related indenture or security instrument under which the Debt Securities are to be delivered, have been duly authorized by appropriate corporate action, and the Debt Securities and any related indenture or security instrument have been duly executed and delivered against payment of the authorized consideration therefor, and

f.     the issuance of the Units and approval of the final terms thereof have been duly authorized by appropriate corporate action, including authorization of each of the constituent securities forming a part of such Units, and the related agreements under which such securities comprising the Units are to be delivered, as applicable, and the Units have been duly executed and delivered against payment of the authorized consideration therefor;

then, subject to the final terms being in compliance with then-applicable law, (i) the Securities will be validly issued, fully paid and nonassessable and free of any preemptive rights arising by operation of Nevada Corporation Law or rights of first refusal or other similar rights to subscribe for the Securities pursuant to the Company’s Articles of Incorporation, Bylaws or Nevada Corporation Law.

In rendering the foregoing opinions, we have assumed that the Company will comply with any and all applicable notice requirements regarding uncertificated shares pursuant to the Nevada Corporation Law. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention, or changes in law that occur, that could affect the opinions contained herein.

This opinion is for your benefit and each Agent in connection with the Registration Statement and may be relied upon by you, each Agent, and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

 /s/ LEWIS ROCA ROTHGERBER CHRISTIE LLP

LEWIS ROCA ROTHGERBER CHRISTIE LLP